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                                 Exhibit 23.01


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Reliance Steel & Aluminum Co. 1994 Incentive and Non-Qualified Stock Option Plan and the 1989 Employee Non-Qualified Stock Option Plan of our report dated February 17, 1997, except for Note 10, as to which the date is March 13, 1997, with respect to the consolidated financial statements and schedule included in the Annual Report (Form 10-K) for the year ended December 31, 1996.

Long Beach, California
March 26, 1997